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                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 1st day of June, 2001 (the "Agreement Date"), is entered into by Be Free, Inc., a Delaware corporation with its principal place of business at 154 Crane Meadow Road Suite 100, Marlborough, MA, 01752 (the "Company"), and Gordon B. Hoffstein (the "Employee").

         WHEREAS, for the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1.    Employment and Term
               -------------------

         1.1   Employment. The Company hereby agrees to employ the Employee, and
               ----------
the Employee hereby accepts employment with the Company during the Term of this Agreement, upon the terms set forth in this Agreement. At all times, the Employee will be employed by the Company on an at-will basis and this Agreement does not create an obligation on the part of the Company to employ the Employee for a specific term. Either the Company or the Employee may terminate the employment relationship at any time and for any or no reason.

         1.2   Term.  This Agreement shall commence on the Agreement Date and
               ----
end on December 31, 2002 (the "Term").

         2.    Position and Responsibilities. The Employee agrees to serve as
               -----------------------------
the Chief Executive Officer for the Company and shall be based at the Company's location in Marlborough, Massachusetts, or such place or places within a seventy-five (75) mile radius of such location as the Board of Directors of the Company (the "Board") shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board.

         As the Chief Executive Officer, the Employee agrees to undertake the duties and responsibilities inherent in the position.

         The Employee agrees to devote his entire business time, attention and energies to the diligent, faithful, and competent discharge of such duties and responsibilities for the successful operation of the Company and its business interests. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

         3.    Compensation and Benefits.
               -------------------------

         3.1   Salary. In consideration of the services to be rendered by the
               ------
Employee, the

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Company shall pay the Employee during the period of his employment a minimum base salary at the annualized rate of three hundred twenty-five thousand dollars ($325,000.00) (the "Base Salary"), payable in semi-monthly installments, in accordance with the payroll practices generally adopted by the Company.

         The Company may also pay the Employee during the period of his employment a yearly bonus of up to one hundred thousand dollars ($100,000.00) (the "Discretionary Bonus"). Such Discretionary Bonus shall be paid on each January 31 based upon satisfactory completion of goals that have been mutually agreed to between the Employee and Board for the prior calendar year.

         The Company may also pay the Employee during the period of his employment a yearly bonus based upon attainment of revenue for the prior calendar year (the "Performance Bonus"). Such Performance Bonus shall be paid on each January 31 for the prior calendar year. Such Performance Bonus shall be based on the Board-approved annual revenue budget and shall be calculated as follows:

        Annual Revenue Based on Annual Revenue Budget          Performance Bonus
        ---------------------------------------------          -----------------

               Less than 100% of annual revenue budget                  $0.00
                    From 100% to 100% plus    $500,000             $50,000.00
       From 100% plus $500,001 to 100% plus $1,000,000             $55,000.00
     From 100% plus $1,000,001 to 100% plus $1,500,000             $60,000.00
     From 100% plus $1,500,001 to 100% plus $2,000,000             $65,000.00
     From 100% plus $2,000,001 to 100% plus $2,500,000             $70,000.00
     From 100% plus $2,500,001 to 100% plus $3,000,000             $75,000.00
     From 100% plus $3,000,001 to 100% plus $3,500,000             $80,000.00
                        More than 100% plus $3,500,000             $85,000.00

         Base Salary, Discretionary Bonus and Performance Bonus may be subject to upward adjustment as determined in the sole discretion of the Board.

         3.2   Employment Benefits. The Employee shall be entitled to
               -------------------
participate in all bonus and benefit programs that the Company establishes and makes available to its employees (to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate), including vacation benefits and reimbursement of expenses incurred or paid by the Employee in connection with the performance of his duties under this Agreement. Such participation in bonus and benefit programs shall be subject to (i) the terms of the applicable plan documents; and (ii) generally applicable Company policies. The Company may alter, modify, add to or delete its employee benefit plans at any time as the Board, in its sole judgment, determines to be appropriate.

         4.    Employment  Termination.  The employment of the Employee by the
               -----------------------
Company pursuant to this Agreement shall terminate at the election of either party upon written notice of termination.


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         5.    Effect of Termination.
               ---------------------

         5.1   Termination for Good Reason. In the event the Employee's
               ---------------------------
employment is terminated for good reason during the Term, (i.) the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the Termination Date, and (ii.) the Employee will be eligible for, and shall have the right to receive Discretionary and Performance Bonus payments based on a pro-rata calculation from January 1 through the Termination Date.

         As used in this Agreement, "good reason" shall mean: (i) termination at any time by the Company without cause; (ii) termination of the Employee's employment by death or because of disability; (iii) failure of the Company to continue the Employee in his position as Chief Executive Officer, or a significant diminution of his duties and responsibilities in that position, for which a cure is not commenced and diligently pursued with two (2) weeks of notice to the Company from the Employee; (iv) relocation of the Employee more than seventy-five (75) miles from Marlborough, MA; or (v) failure by the Company to perform any material term or condition of this Agreement for which a cure is not commenced and diligently pursued within two (2) weeks of notice to the Company from the Employee.

         As used in this Agreement, the term "Termination Date" shall be the last day of the Employee's actual employment by the Company, and shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

         In the event the Employee's employment is terminated under this Section
5.1 on or before December 31, 2001, the Company agrees to pay the Employee severance pay in the form of salary continuation through the end of the Term at the Employee's current base rate of pay. If the Company terminates the Employee under this Section 5.1 after December 31, 2001 but before the end of the Term, the Company agrees to pay the Employee severance pay in the form of salary continuation for one year from the Termination Date at the Employee's current base rate of pay. However, in the event the Employee's employment is terminated under this Section 5.1 due to disability, then the severance pay shall be reduced by disability payments made to the Employee from any insurance policy that was paid for by the Company. The severance pay shall be subject to all applicable state and federal taxes and will be paid to the Employee in accordance with the Company's regular payroll practices.

         As used in this Agreement, the term "disability" shall mean the inability of the Employee with reasonable accommodation as may be required by State or Federal law, due to a physical or mental disability, for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, provided that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties. If the Employee's employment is terminated by death or because of disability, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee.

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         If, before an Acquisition Event or a Change in Control Event, the
Company terminates the Employee under this Section 5.1 on or before December 31, 2001, the Company agrees (i.) to accelerate the vesting of all of the Employee's stock options and (ii.) to reduce its purchase option of the Employee's restricted stock, to the level that such vesting and purchase option would have been equal to at the end of the Term. If, before an Acquisition Event or a Change in Control Event, the Company terminates the Employee under this Section
5.1 after December 31, 2001 but before the end of the Term, the Company agrees (i.) to accelerate the vesting of all of the Employee's stock options and (ii.) to reduce its purchase option of the Employee's restricted stock, to the level that such vesting and purchase option would have been equal to one year after the Termination Date.

         If, after an Acquisition Event or a Change in Control Event, the Company terminates the Employee under this Section 5.1 during the Term, the vesting of the Employee's stock options and the Company's purchase option of the Employee's restricted stock shall be governed by the Stock Option and Restricted Stock Agreements between the Company and the Employee.

         As used in this Agreement, the terms "Acquisition Event" and "Change in Control Event" shall be defined as in Section 8(c) of the Company's 1998 Stock Incentive Plan.

         If the Company terminates the Employee under this Section 5.1 during the Term, the Company's obligation to make the severance payments, to accelerate the vesting of the Employee's stock options and to reduce its purchase option of the Employee's restricted stock shall be conditioned upon the Employee signing a release of claims against the Company (except for claims for obligations of the Company hereunder to be performed after the date of such release) in customary form.

         If the Employee elects to continue health insurance coverage under COBRA after the Termination Date, the Company shall pay the Employee's monthly premium payments through the period of time the Employee is eligible to receive salary continuation, as set forth above. Thereafter, the Employee will be responsible for any and all payments for the elected period of health insurance coverage.

         5.2   Termination for Cause. In the event the Employee's employment is
               ---------------------
terminated during the Term for cause, the Company shall pay to the Employee only the compensation, stock and benefits otherwise payable to him under Section 3 through the Termination Date. Cause for termination for purposes of this Section
5.2 shall be deemed to exist upon (a) a good faith finding by the Company of a willful failure of the Employee to perform his duties specified herein or assigned pursuant to Section 2 above; (b) the Employee's commission of dishonesty, gross negligence or misconduct, whether in connection with the Employee's responsibilities in his position with the Company or otherwise (including, without limitation, breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company as determined by the Company, which determination shall be conclusive) or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony. The Employee shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Employee's resignation or termination, that discharge for cause was warranted.

         6.    Non-Compete.
               -----------

         (a) The Employee acknowledges that he is a substantial shareholder of Be Free.

         (b) During the Employee's employment and for a period of two (2) years after the termination or expiration thereof (the "Non-Competition Period"), the Employee will not, directly or indirectly:

                  (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company; or

                  (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                  (iii) solicit, divert, with the intention to take away, or attempt to divert with the intention to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

         (c) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

         (e) The provisions of this Section 6 shall survive the termination of this Agreement.


         7.    Proprietary Information and Developments.
               ----------------------------------------

         7.1   Proprietary Information.
               -----------------------

         (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

         (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

         (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

         7.2   Developments.
               ------------

         (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

         (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications developed during his employment with the Company. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

         (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

         7.3   Other Agreements. Employee hereby represents that he is not bound
               ----------------
by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

         7.4 The provisions of this Section 7 shall survive the termination of this Agreement.

         8.    Notices. All notices required or permitted under this Agreement
               -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

         9.    Pronouns.  Whenever the context may require, any pronouns used in
               --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         10.   Entire  Agreement.  This Agreement constitutes theentire
               -----------------
agreement between the parties and supersedes all prior agreements and understandings, with the exception of the Assignment of Inventions agreement between the parties whether written or oral, relating to the subject matter of this Agreement.

         11.   Severability. Any term or provision of this Agreement that is
               ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         12.   Amendment.  This Agreement may be amended or modified only by a
               ---------
written instrument executed by both the Company and the Employee.

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         13.   Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

         14.   Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

         15.   Miscellaneous.
               -------------

         15.1  No Waiver. No delay or omission by the Company in exercising any
               ---------
right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

         15.2  Counterparts; Facsimile Signature. This Agreement may be executed
               ---------------------------------
in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         15.3  Terms; Definitions.  Unless otherwise defined in this Agreement,
               ------------------
all capitalized terms used herein are defined in the Merger Agreement.

         15.4  Headings. The section headings contained in this Agreement are
               --------
used for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.5  Construction. The language used in this Agreement shall be deemed
               ------------
to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

BE FREE, INC.                               Gordon B. Hoffstein

By: /s/ Ted R. Dintersmith             /s/ Gordon B. Hoffstein
   ------------------------------     ----------------------------------
       Ted Dintersmith                      Gordon B. Hoffstein
       Director

By:    /s/ W. Michael Humphreys
       --------------------------------
       Mike Humphreys
       Director

                                       -9-